Amended and Restated
                                 OMI CORPORATION
                        1998 PERFORMANCE SHARE UNIT PLAN

SECTION 1. PURPOSE

The purpose of the OMI Corporation 1998 Performance Share Unit Plan, as
amended and restated effective January 21, 1999, as set forth herein, is to promote the short and long-term financial interests of the Company and its Subsidiaries by: (i) attracting and retaining key executive personnel; (ii) providing motivation to achieve long-term performance objectives of the Company and its Subsidiaries; and (iii) aligning the interests of participating executives with those of the Company's shareholders by linking incentive compensation to the price of the Company's common stock.


SECTION 2. DEFINITIONS

Agreement:  the meaning set forth in Section 5(b).

Average Daily Stock Price: the mean, computed for the applicable period, of closing reported sale prices for a share of Stock on the principal exchange on which the Stock is then listed or admitted to trading for each trading date during such period, or, if the Stock is not, on any such date, listed or admitted to trading on a stock exchange, the mean of the closing representative bid and asked prices for a share of the Stock on each such date as reported by Nasdaq National Market (or any successor or similar quotation system regularly reporting the market value of the Stock in the over-the-counter market), or, if none of the foregoing methods are practicable, the fair market value of a share of Stock on each such date determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith for the applicable period.

Board:  the Board of Directors of the Company.

Cause:  one of the following, as applicable:

         (a) any misconduct, dishonesty, insubordination or other act which is, or is intended to be, materially detrimental to the Company and/or any Subsidiary, or materially damaging to the Company's, any Subsidiary's and/or their affiliates' relationships with their customers, employees, shareholders and/or owners, as determined by the Committee in its discretion; or

         (b) if a Participant has entered into an employment agreement with the Company or a Subsidiary, "cause" as defined therein, or a material breach of such employment agreement by such Participant.

Change in Control: a "change in control" with respect to the Company that would be required to


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be reported in response to Item 1(a) of the Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act, or equivalent for foreign filers, other than in connection with the Distribution; provided that, without limitation, a "Change in Control" shall be deemed to have occurred at such time as any person or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company (other than, in any such event, a sale or other disposition to or for the benefit of any employee benefit plan (or related trust) of the Company or a Subsidiary, or acquisition or offer to acquire, by or on behalf of, the Company or a Subsidiary or any group comprised solely of such entities, of shares of Stock); provided, however, that a "Change in Control" shall not be deemed to have occurred if such a person or group files and maintains a Schedule 13G pursuant to Rule 13d-1 under the Exchange Act in connection with its purchase of such securities; provided further, however, that upon the filing of a Schedule 13D pursuant to such rule by such person or group in connection with such securities, there shall be deemed to be an immediate "Change in Control." The foregoing to the contrary notwithstanding, a "Change in Control" shall be deemed to have occurred if individuals who constitute the "Incumbent Board" cease for any reason to constitute at least a majority of the Board. "Incumbent Board" shall mean those individuals who constitute the Board immediately following the date of the Distribution, or any successor or additional individual who becomes a member of the Board and whose election, or nomination for election, by the shareholders of the Company was approved by a vote of at least three-fourths of the members of the Board comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual was named as a nominee for member of the Board without objection to such nomination).

Committee: the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

Company: OMI Corporation, a Marshall Islands corporation, or any successor entity.

Distribution: the distribution of all of the issued and outstanding shares of Stock to the stockholders of Parent as declared by the Board of Directors of Parent.

Eligible Employee: an employee of the Company or a Subsidiary whose responsibilities and decisions, in the judgment of the Committee, directly affect the management, growth, performance or profitability of the Company and its Subsidiaries.

Exchange Act: the Securities Exchange Act of 1934, as it may be amended from time to time.

Good Reason: one of (a) or (b), as applicable:

         (a) any of the following: (i) relocation of the Company's offices (or the location of the performance of work by the Participant) beyond a fifty (50)-mile radius of New York City,
                  (ii) material diminution of the Participant's duties, responsibilities, authorities, titles, offices and/or reporting relationships with the Company or a Subsidiary employing the Participant, or (iii) reduction of the Participant's base salary or potential incentive compensation; or


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         (b)      if a Participant has entered into an employment agreement with the Company or a Subsidiary, "good reason" as defined therein, or a material breach of such employment agreement by the Company or such Subsidiary.

Parent: OMI Corp., a Delaware corporation, and, prior to the Distribution, owner of all of the issued and outstanding shares of Stock.

Participant: an Eligible Employee who receives an award of Performance Share Units pursuant to the Plan.

Performance Cycle: a period of three (3) consecutive calendar years ending on December 31 of the last calendar year of such three-year period, for which an award of Performance Share Units is made by the Committee under the Plan; provided, however, that the 1998 and 1999 Performance Cycles shall be for periods of one and two years, ending on December 31, 1998, and December 31, 1999, respectively.

Performance Share Unit: a notional unit with a value determined in accordance with Section 6 based upon the Average Daily Stock Price.

Plan: this OMI Corporation 1998 Performance Share Unit Plan, as amended and restated as set forth herein.

Retirement: a Participant's employment with the Company or a Subsidiary terminates by reason of his or her retirement on or after either: (a) attaining both fifty-five (55) years of age and fifteen (15) years of continuous service with the Company, the Subsidiaries and/or the Parent and/or its subsidiaries or affiliates; or (b) attaining both sixty-five (65) years of age and five (5) years of continuous service with the Company, the Subsidiaries and/or the Parent and/or its subsidiaries or affiliates.

Stock: the common stock, par value $0.50 per share, of the Company.

Subsidiary: any direct or indirect subsidiary of the Company or other entity in which the Company owns, directly or indirectly, an equity interest, and which is designated by the Committee, in its discretion, as a "Subsidiary" for purposes of the Plan.

Total Disability: mental or physical impairment or incapacity rendering a Participant substantially unable to perform his or her duties to the Company or a Subsidiary for a period of longer than 180 days out of any 365-day period during the period employed by the Company or a Subsidiary, as determined by the Committee in its discretion.


SECTION 3. ADMINISTRATION AND INTERPRETATION

(a) The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding any other provision of the Plan to the contrary, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be following by the


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     Committee. The Committee shall be appointed from time to time by the Board, and shall consist of not less than two (2) members of the Board.
     Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board.

(b) Subject to the terms and conditions of the Plan, the Committee shall, in addition to its other duties and powers set forth elsewhere in the Plan, have the exclusive right and discretionary authority to: (i) determine eligibility for participation in the Plan and select the Participants; (ii) specify the number of Performance Share Units to be awarded to Participants; (iii) approve performance goals applicable to any Performance Cycle and otherwise establish and administer the terms, conditions, restrictions, limitations and other provisions of all awards of Performance Share Units; (iv) establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan or operation of the Committee; (v) at any time and from time to time after the granting of an award of Performance Share Units, specify such additional terms, conditions and restrictions with respect to any such award as the Committee may determine, in its discretion, are necessary or appropriate to ensure compliance with any and all applicable laws, rules and/or regulations, including, but not limited to, terms, conditions and restrictions for compliance with applicable securities laws and methods of withholding or providing for the payment of required taxes; (vi) to the extent otherwise permitted under the Plan, grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any award of Performance Share Units; (vii) interpret and administer the Plan and the Agreements and correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any award of Performance Share Units; and (viii) take any and all such other actions it deems necessary or advisable for the proper operation and/or administration of the Plan. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. Decisions and actions by the Committee with respect to the Plan, any award of Performance Share Units and any Agreement shall be final, binding and conclusive on the Company, the Subsidiaries, Participants and employees of the Company and the Subsidiaries, and upon their respective beneficiaries, successors and assigns and upon all other persons having or claiming to have any right or interest in or under the Plan and/or any Agreement.

(c) In serving on the Committee, the members thereof shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

(d) Except to the extent prohibited by applicable law, regulation or rule, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members and/or delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it; provided, however, the


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     Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this paragraph (d) of Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.


SECTION 4. PARTICIPATION

(a) Prior to the beginning of a Performance Cycle, the Committee shall select those Eligible Employees who will participate in the Plan with respect to such Performance Cycle; provided, however, that the Committee may select those Eligible Employees who will participate in the Plan for the 1998 and 1999 Performance Cycles at any time prior to February 1, 1999. In designating Participants, the Committee will consider the recommendations of the Company's Chief Executive Officer.

(b) The adoption of the Plan shall not be deemed to give any employee of the Company or any Subsidiary or any other person any right to be selected to participate in the Plan or to be awarded Performance Share Units. Participation in the Plan for any given Performance Cycle shall not give a Participant the right to participate in the Plan for any other Performance Cycle.


SECTION 5. AWARDS OF PERFORMANCE SHARE UNITS

(a) Subject to the provisions of the Plan, the Committee may award Performance Share Units to selected Eligible Employees at the beginning of a Performance Cycle, or, in the case of the 1998 and 1999 Performance Cycles, at any time prior to February 1, 1999.

(b) The Committee shall specify the terms and conditions of each award of Performance Share Units, consistent with the provisions of the Plan. Each such award shall be evidenced by a certificate or written agreement in a form and containing such terms and conditions as are approved by the Committee (the "Agreement").


SECTION 6. PAYMENT OF PERFORMANCE SHARE UNITS

(a) The Company shall pay the value of the Performance Share Units granted to a Participant for a Performance Cycle within sixty (60) days after the completion of such Performance Cycle, which for the 1998 and 1999 Performance Cycles shall be December 31, 1998, and December 31, 1999, with respect to one-half (1/2) of the Performance Share Units awarded for each such Performance Cycle, and December 31, 2000, with respect to the remaining one-half (1/2) of the Performance Share Units awarded for each such Performance Cycle.

(b) The value of a Performance Share Unit payable by the Company shall equal the Average Daily Stock Price for the last six (6) calendar months of the Performance Cycle for which such Performance Share Unit is paid, except as otherwise provided in Section 8 in the event of a Change in Control. In the case of a Performance Share Unit payable by the


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     Company with respect to the portion of the Performance Cycle ending on
     December 31, 1998, the value of such Performance Share Unit shall equal the Average Daily Stock Price for the six (6) calendar months immediately preceding January 1, 1999. In the case of a Performance Share Unit payable by the Company with respect to the portion of the Performance Cycle ending on December 31, 1999, the value of such Performance Share Unit shall equal the Average Daily Stock Price for the six (6) calendar months immediately preceding January 1, 2000. In the case of a Performance Share Unit payable by the Company with respect to the portions of either of the 1998 and 1999 Performance Cycles ending on December 31, 2000, the value of such Performance Share Unit shall equal the Average Daily Stock Price for the six (6) calendar months immediately preceding January 1, 2001.

(c) Payment for Performance Share Units shall be made by the Company by check, money order, bank draft, shares of Stock or any combination of such consideration, as determined by the Committee or the applicable Participant, in accordance with a written election filed with the Committee and subject to such conditions and limitations as the Committee, in its discretion, may prescribe.

(d) Notwithstanding the other provisions of this Section 6 to the contrary, payment of all or a portion of a Participant's Performance Share Units may be deferred in accordance with such terms and conditions as may be prescribed by the Committee and may be set forth in the Participant's Agreement. Any such deferral may be mandatory, subject to such conditions as the Committee may, from time to time, prescribe, or pursuant to a written election filed by a Participant with the Committee, in the form and at the time or times prescribed by the Committee, and shall (i) constitute an unfunded, unsecured obligation of the Company to pay an amount equal to the value of the Performance Share Units deferred, determined in accordance with the immediately following sentence hereof and the Participant's Agreement, and (ii) be payable at such time as the Committee shall prescribe or the Participant elects, as applicable. The value of a deferred Performance Share Unit payable by the Company under this Section 6(d) shall equal the Average Daily Stock Price for the six (6) calendar months immediately preceding actual payment of such Performance Share Unit, except as otherwise provided in Section 8 in the event of a Change in Control.


SECTION 7. TERMINATION OF EMPLOYMENT

(a) In the event a Participant's employment by the Company or a Subsidiary is terminated during a Performance Cycle due to death, Total Disability or Retirement, the Participant, or his or her beneficiary, the legal representative of the Participant or his or her estate or the proper legatees or distributees of the Participant, shall be entitled to receive payment in respect of a pro-rata portion of the Participant's then-outstanding Performance Share Units otherwise payable at the completion of the applicable Performance Cycle or Performance Cycles, based upon the portion of such Performance Cycle or Performance Cycles such Participant was actively employed by the Company and/or a Subsidiary; provided, however, that, notwithstanding any other provisions of the Plan to the contrary,


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     (i) all then-outstanding Performance Share Units of a deceased Participant shall be so paid, in accordance with Section 6(a) and (c), following completion of the first Performance Cycle otherwise scheduled to end after the date of his or her death (irrespective of the regularly-scheduled close of any other then-outstanding Performance Cycle or Performance Cycles), and
     (ii) the value of the Performance Share Units so payable shall equal the Average Daily Stock Price for the six (6) calendar months immediately preceding the completion of such first Performance Cycle.

(b) In the event a Participant's employment by the Company or a Subsidiary is terminated during a Performance Cycle for any reason other than those specified in paragraph (a) of this Section 7 or following a Change in Control as described in Section 8, all of the Participant's outstanding Performance Share Units will be forfeited, unless otherwise determined by the Committee, in its discretion; provided, however, that any Performance Share Units the payment of which was theretofore deferred pursuant to
     Section 6(d) (including, without limitation, any portion of the Performance Share Units awarded for the 1998 and 1999 Performance Cycles and normally payable on or after December 31, 2000, under Section 6(a)) shall not be forfeited and shall be paid to the Participant, following such termination of employment, in accordance with Section 6(d).

(c) For purposes of the Plan, a transfer of an Eligible Employee from the Company to a Subsidiary or an affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Company to another, and a leave of absence, duly authorized in writing by the Company or a Subsidiary or affiliate of the Company, shall not be deemed a termination of employment of such Eligible Employee. For purposes of the Plan, termination of employment of a Participant, other than by reason of death, shall be deemed to occur on the date that notice of termination is given by the Company or a Subsidiary, or notice of resignation is given by the Participant.


SECTION 8. CHANGE IN CONTROL

(a) In the event a Change in Control occurs during a Performance Cycle or Performance Cycles, all of a Participant's then outstanding Performance Share Units shall be conditionally forfeited; provided, however, that if such a Participant's employment by the Company or a Subsidiary (or any successor or acquirer thereof) is terminated involuntarily without Cause or is terminated by such Participant for Good Reason within two (2) years following a Change in Control, or the Company or its successor or acquiror does not provide the Participant with an incentive program of equivalent value to such conditionally forfeited Performance Share Units, such Participant shall be entitled to receive immediate payment, by check, money order or bank draft, of all of his or her Performance Share Units conditionally forfeited in connection with such Change in Control, notwithstanding the otherwise-scheduled completion of any such outstanding Performance Cycle or any other provisions of the Plan. The Company shall pay, by check, money order or bank draft, such earned portion of each such Participant's Performance Share Units promptly, but in any event no later than thirty (30) days, following the effective date of such Change in Control.


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(b)  In the event of a Change in Control, the amount paid with respect to
     Performance Share Units shall be based upon the highest of: (i) the Average Daily Stock Price for the six (6) full months immediately preceding the effective date of the Change in Control, (ii) the Average Daily Stock Price for the twenty (20) trading days immediately preceding the effective date of the Change in Control, and (iii) the highest price received by holders of Stock in connection with such Change in Control, and, notwithstanding
     Section 6, the value of each Performance Share Unit paid in the event of a Change in Control shall equal the highest of such amounts described in the immediately preceding clauses (i), (ii) and (iii).


SECTION 9. AMENDMENT AND TERMINATION; DURATION

(a) The Plan may be amended, suspended, terminated or extended, and any outstanding Performance Share Units may be amended or modified, by the Committee at any time and in any respect; provided, however, that no amendment, suspension, termination, extension or modification shall impair the rights of any Participant, without his or her written consent, in any Performance Share Unit award outstanding under the Plan.

(b) The Plan shall become effective upon the effective date of its adoption by the Board, provided, however, that such approval is conditioned upon both
     (i) the Distribution occurring on or prior to December 31, 1998, and (ii) approval of the Plan by the holders of a majority of the outstanding Stock which is present and voted at a meeting, or by written consent in lieu of a meeting, on or before December 31, 1998. Notwithstanding any other provision of the Plan or any Agreement to the contrary, although Performance Share Units may be awarded in accordance with the Plan following the effective date of adoption of the Plan by the Board and prior to the occurrence of the events described in clauses (i) and (ii) of this
     Section 9(b), should either, or both, of such events fail to occur on or prior to December 31, 1998, the Plan and any Performance Share Units previously awarded shall thereupon be automatically canceled and deemed to have been null and void ab initio. No Performance Share Units may be awarded under the Plan after the termination of the Plan; however, Performance Share Units theretofore awarded may extend beyond such date, and no such termination of the Plan shall affect the previously accrued rights of any Participant hereunder and all Performance Share Units previously awarded hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise canceled or terminated in accordance with the terms of the Plan or the Agreement.


SECTION 10. CHANGES IN CAPITAL

In the event of any change in the outstanding shares of Stock by reason of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, subdivision, combination of shares, merger, consolidation, or any other change in the corporate structure or shares of Stock, or in the event of an extraordinary dividend, "spin-off," liquidation or other substantial distribution of assets of the Company, or the issuance by the Company of shares of its capital stock without receipt of full consideration therefor, or rights or securities exercisable, convertible


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or exchangeable for shares of its capital stock, the Committee shall make such adjustments, if any, as it deems appropriate, to outstanding Performance Share Units and the terms and conditions thereof.


SECTION 11. SECURITIES LAW COMPLIANCE

(a) With respect to Eligible Employees subject to Section 16 of the Exchange Act, Performance Share Unit awards are intended to comply with all applicable conditions of Rule 16b-3 or any successor provisions, rule or regulation thereto. To the extent any provision of the Plan or action pursuant to the Plan involving such Eligible Employees is deemed not to comply with an applicable condition of such Rule 16b-3, such provision or action shall be deemed to be null and void as to such Eligible Employees to the extent permitted by law and deemed advisable by the Committee.

(b) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of shares of Stock under the Plan, no such shares may be delivered unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. The Committee may require each person receiving Stock under the Plan to represent and agree with the Company in writing that such person is acquiring the shares of Stock for investment without a view to the distribution thereof. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of shares of Stock receivable by any person under the Plan as it deems appropriate. Any such restrictions shall be set forth in the applicable Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.


SECTION 12. GENERAL PROVISIONS

(a) Nothing in the Plan, any Agreement or in any instrument executed in connection with either shall confer upon any person any right to continue in the employment or other service of the Company or a Subsidiary, or shall affect the right of the Company or a Subsidiary to terminate the employment or other service of any person at any time with or without cause. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement.

(b) The award of Performance Share Units shall not confer upon a Participant any of the rights of a stockholder of the Company. The Plan shall be unfunded, and the Company shall not be required to segregate any assets in respect of rights under the Plan. The expenses of the Plan shall be borne by the Company and/or its applicable Subsidiaries, as determined by the Committee.

(c) Except as otherwise provided in this Section 12(c) the right to receive payment for any


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     award of Performance Share Units under the Plan is not subject in any manner to transfer, pledge, sale, alienation, encumbrance or assignment. After the death of a Participant, payment for his or her outstanding Performance Share Units shall be made by the Company to the beneficiary most recently named by such Participant in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, as designated by the Participant by will or by the laws of descent and distribution. In the event of the death of a Participant, the Company shall be under no obligation to make payment of his or her outstanding Performance Share Units unless and until the Committee is satisfied that the person to whom such payment is to be made is the duly appointed legal representative of the deceased Participant's estate or the proper legatee or distributee thereof or the named beneficiary of the Participant.

(d) Participants shall be solely responsible for the payment of any taxes of any kind due or required to be withheld in connection with the Plan or with respect to Performance Share Units awarded under the Plan, and in no event shall the Company or any Subsidiary be required to make any payment to a Participant under the Plan until such Participant has paid to the Company in cash, or made arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment of, any such taxes. The Company and/or any Subsidiary may take whatever actions are necessary and appropriate to satisfy all obligations of Participants for the payment of all taxes in connection with any Performance Share Units, including, without limitation, the deduction of any such taxes from any payment of any kind otherwise due to the Participant, including, without limitation, under the Plan.

(e) Notwithstanding any provisions of the Plan to the contrary, to the extent permitted by applicable law, the Company may offset any amounts to be paid to a Participant (or to his or her beneficiary or legal representative) hereunder against any amounts which such Participant may owe to the Company or any Subsidiary.

(f) The Plan shall be binding upon and inure to the benefit of the Company, the Subsidiaries and their successors and assigns, and all Participants and their beneficiaries, successors or assigns, and all other persons claiming under or through any of them. By accepting any benefit under the Plan, each Participant, and any person claiming under or through such Participant, shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board.

(g) Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary, or prevent or limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for their employees or consultants or directors otherwise than under the Plan.

(h) Any liability of the Company or a Subsidiary to any Participant with respect to any award of Performance Share Units shall be based solely upon contractual obligations created by the Plan and the Agreement. Neither the Company nor a Subsidiary nor any member of


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     the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(i) The Plan shall be governed by the laws of the State of New York, except as superseded by applicable Federal law.

(j) The words "Section" and "paragraph" shall refer to provisions of the Plan, unless expressly indicated otherwise.


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